OFFICE OF THE SECRETARY OF STATE
                            OF THE STATE OF COLORADO

                                   CERTIFICATE

I, Mike Coffman, as the Seccretary of State of the State of Colorado, hereby certify that, according to the records of this office,

                      Carlylye Gaming & Entertainment Ltd.

                                      is a
                                  Corporation

formed or registered on 01/04/1988 under the law of Colorado, has complied with all applicable requirements of this office, and is in good standing with this office. This entity has been assigned entity indetification number 19871767895.

This certificate reflects facts established or disclosed by documents delivered to this office on paper through 04/09/2008 that have been posted, and by documents delivered to this office electronically through 04/14/2008 at 12:56:58.

I have affixed hereto the Great Seal of the State of Colorado and duly generated, executed, authenticated, issued, delivered and communicated this official certificate at Denver, Colorado on 04/14/2008 at 12:56:58 pursuant to and in accordance with applicable law. This certificate is assigned Confirmation Number 7060254.





STATE OF COLORADO
     1876


                                     /s/   Mike Coffman
                                     ------------------
                                     Secretary of State of the State of Colorado




*****************************End of Certificate*********************************

Doucment processing fee
    If document is filed on paper                          $125.00
    If document is filed electronically                     $25.00

Fees & forms/coversheets
    are subject to change
To file electronically, access instructions for this form/cover sheet and other information or print copies fo filed documents, visit www.sos.state.co.us and select Business Center.

Paper documents must be typewritten or machine printed.


                             Articles of Amendment

          filed pursuant to ss7-90-301, et seq. and ss7-110-106 of the
                       Colorado Revised Statutes (C.R.S.)

ID Number
                      -------------------------------------------------------


1. Entity name:       CLEAN-X-PRESS, INC.
                      -------------------------------------------------------
                      (if changing the name of the corporation, indicate name
                       BEFORE the name change)

2. New Entity name:   Carlyle Gaming & Entertainment Ltd.
  (if applicable)     -------------------------------------------------------

3. Use of Restricted Words          [ ] "bank" or "trust" or any derivitive
(if any of these terms are               thereof
contained in an entity name,        [ ] "credit union"  [ ] "savings and loan"
true name of an entity, trade       [ ] "insurance", "casualty", "mutual", or
name or trademark stated in             "surety"
this document, mark the
applicable box):

4. Other amendments, if any, are attached.

5. If the amendment provides for an exchange, reclassification or cancellation of issued shares, the attachment states the provisions for implementing the amendment.

6. If the corporation's period of duration as amended is less than perpetual, state the date on which the period of duration expires.


                            ------------------------------
                                   (mm/dd/yyyy)

OR

If the corporation's period of duration as amended is perpetual,  mark this box:
[X]

7. (Optional) Delayed effective date:
                                     ---------------------------------
                                              (mm/dd/yyyy)

Notice:

Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed, or that the individual in good faith believes the doculemt is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.